Exhibit 10.1

Bakhu Holdings Corp. Announces the Appointment of a New CEO & CFO

Experienced Chinese Management Team Takes Reins of Bakhu Holdings Corp

LAS VEGAS, NEVADA, -- Bakhu Holding Corp. ("the Company" or "we") (OTC BB: BKUH.OB) today announced the resignation of Mr. Alexander Deshin, the founder, CEO and CFO of Bakhu Holdings Corp. and the appointment of Mr. Xinan Zeng as the company’s new CEO & CFO.  Mr Zeng is the Chairman and CEO of the company Bakhu plans to merge with, Shenzhen Xinhonglian Solar Energy Co. (SXSE).

Mr. Zeng is 37 years old and is an engineering graduate from graduate of Guangzhou Railway Vocational and Technical College.  He founded SXSE in 2002 after being influenced early in his career by his uncle, who was a semiconductor researcher focusing on solar cells.  In 2002, SXSE was a part time venture for Mr. Zeng but within a year the part time passion turned into a full time business.  Since that time, Mr. Zeng has managed SXSE into a successful and profitable company whose customers include Wal-Mart, Panasonic, Motorola and ZTE (the largest manufacturer of cell phones in China; and ranks as the sixth largest cell phone manufacturer in the world).  With the appointment of Mr. Zeng as Bakhu’s CEO, the company has a proven expert and leader in the manufacture of high quality, solar powered products and solar panels.

The completion of the merger between Bakhu Holdings Corp. and SXSE is contingent on the completion of an audit by a PCAOB designated accounting firm.  Once the merger is completed Bakhu Holding Corp., will change its name to Bakhu Solar Corp and will continue to pursue the same successful, aggressive growth strategy that was implemented by SXSE, a profitable private company that was established in 2002 in Shenzhen, Guangdong Province, Peoples Republic of China. Since its inception, SXSE – to be known as Bakhu Solar - built its business by manufacturing a wide range of solar products for commercial and consumer applications.  In 2004, the company compounded its success by expanding to make PV solar panels. Today, the company produces PV solar panels and a wide array of solar products, all of which use solar cells as the power source.

SXSE manufactures and sells solar products for lighting, cell phones, commercial lighting as well as numerous other applications.  SXSE also manufactures 35 different PV solar panels, ranging from 10W (watts) to 250W.  These PV solar panels are used in both industrial and residential applications. Bakhu uses high quality solar cells which it purchases from cell manufacturers in Japan and Taiwan. Solar products manufactured by SXSE for commercial and consumer use include portable lights for various applications, lane markers, solar street lights, solar traffic lights and battery chargers.

Bakhu employs 100 workers in its manufacturing operation and 10 engineers who design products and over see the fabrication processes. The factory is located in an industrial part of Shenzhen and occupies 1500 square meters.

Bakhu Holdings Corp. is a public company that plans to enter the green energy business by acquiring a solar manufacturer that is based in China.  The target company that Bakhu Holdings Corp. plans to acquire is Shenzhen Xinhonglian Solar Energy Co., Ltd (SXSE). The completion of the merger between Bakhu Holdings Corp. and SXSE is contingent on the completion of an audit by a PCAOB designated accounting firm. which is followed by the transfer of SXSE’s assets to a Hong Kong based company.

For more information, please contact:

Investor Relations - Bakhu Holdings Corp.

5348 Vegas Drive, Las Vegas, Nevada 89108

Tel:   1-800-870-1242

Email: ir@bakhu.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

A number of statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements involve a number of risks and uncertainties, including activities relating to the completion of the merger between Shenzhen Xinhonglian Solar Energy Co., Ltd (SXSE) and Bakhu Holdings Corp. These activities include the completion of an audit by a PCAOB designated accounting firm and the transfer of SXSE’s assets to a Hong Kong based company, our ability to raise capital when needed and on acceptable terms and conditions, the intensity of competition and general economic factors. The actual results Bakhu Holdings Corp. may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. Bakhu Holdings Corp encourages the public to read the information provided here in conjunction with its most recent filings, which may be viewed at www.sec.gov.

SOURCE Bakhu Holdings Corp.